Exhibit 20.5
Page 1 of 3

                    Navistar Financial 1996 - A Owner Trust
                         For the Month of February 1998
                      Distribution Date of March 16, 1998
                           Servicer Certificate #22

Original Pool Amount                                      $459,943,869.53

Beginning Pool Balance                                    $222,045,543.52
Beginning Pool Factor                                           0.4827666

Principal and Interest Collections:
     Principal Collected (Incl. Servicer Advance Repay)    $10,876,716.10
     Interest Collected                                     $1,723,839.16

Additional Deposits:
     Repurchase Amounts                                             $0.00
     Liquidation Proceeds / Recoveries                        $437,872.30
Total Additional Deposits                                     $437,872.30

Repos / Chargeoffs                                            $345,256.84
Aggregate Number of Notes Charged Off                                  85

Total Available Funds                                      $13,038,427.56

Ending Pool Balance                                       $210,823,570.58
Ending Pool Factor                                              0.4583680

Servicing Fee                                                 $185,037.95

Repayment of Servicer Advances                                      $0.00

Reserve Account:
     Beginning Balance  (see Memo Item)                    $11,609,220.28
     Target Percentage                                               5.00%
     Target Balance                                        $10,541,178.53
     Minimum Balance                                        $9,658,821.26
     (Release) / Deposit                                   ($1,068,041.75)
     Ending Balance                                        $10,541,178.53

Current Weighted Average APR:                                       9.508%
Current Weighted Average Remaining Term (months):                   31.36

Delinquencies                                              Dollars       Notes
     Installments:              1 - 30 days            $1,928,705.84     1,419
                                31 - 60 days             $496,939.45       359
                                60+  days                $153,806.42        68

     Total:                                            $2,579,451.71     1,431

     Balances:                  60+  days              $1,753,541.88        68

Memo Item - Reserve Account
     Prior Month                                      $11,102,277.18
+    Invest. Income                                       $52,251.04
+    Excess Serv.                                        $454,692.06
+    Transfer (to) / from Collections Account                  $0.00
     Beginning Balance                                $11,609,220.28

Exhibit 20.5
Page 2 of 3

Navistar Financial 1996 - A Owner Trust
For the Month of February 1998

                                                                                     NOTES
                                                                (Money Market)
                                                      TOTAL        CLASS A - 1        CLASS A - 2       CERTIFICATES
                                               $459,943,869.53     $92,000,000.00    $347,245,000.00    $20,698,869.53
Original Pool Amount
Distributions:
     Distribution Percentages                                               0.00%             95.50%             4.50%
     Coupon                                                                5.250%             6.350%            6.500%

Beginning Pool Balance                         $222,045,543.52
Ending Pool Balance                            $210,823,570.58

Collected Principal                             $10,876,716.10
Collected Interest                               $1,723,839.16
Charge - Offs                                      $345,256.84
Liquidation Proceeds / Recoveries                  $437,872.30
Servicing                                          $185,037.95
Cash Transfer from Reserve Account                       $0.00
Total Collections Avail for Debt Service        $12,853,389.61

Beginning Balance                              $222,045,543.52              $0.00    $208,176,665.85    $13,868,877.67

Interest Due                                     $1,176,724.61              $0.00      $1,101,601.52        $75,123.09
Interest Paid                                    $1,176,724.61              $0.00      $1,101,601.52        $75,123.09
Principal Due                                   $11,221,972.94              $0.00     $10,716,984.16       $504,988.78
Principal Paid                                  $11,221,972.94              $0.00     $10,716,984.16       $504,988.78

Ending Balance                                 $210,823,570.58              $0.00    $197,459,681.69    $13,363,888.89
Note / Certificate Pool Factor                                             0.0000             0.5686            0.6456
   (Ending Balance / Original Pool Amount)
Total Distributions                             $12,398,697.55              $0.00     $11,818,585.68       $580,111.87

Interest Shortfall                                       $0.00              $0.00              $0.00             $0.00
Principal Shortfall                                      $0.00              $0.00              $0.00             $0.00
     Total Shortfall                                     $0.00              $0.00              $0.00             $0.00
      (required from Reserve)
Excess Servicing                                   $454,692.06
     (see Memo Item - Reserve Account)

Beginning Reserve Acct Balance                  $11,609,220.28
(Release) / Draw                                ($1,068,041.75)
Ending Reserve Acct Balance                     $10,541,178.53

Exhibit 20.5
Page 3 of 3

Navistar Financial 1996 - A Owner Trust
For the Month of February 1998


Trigger Events:
A)   Loss Trigger - Reserve Account Balance
     Loss Trigger - Certificate Lockout Event
B)  Delinquency Trigger
C)  Noteholders Percent Trigger

                                  6                5                 4                3                 2               1
                               Sep-97           Oct-97            Nov-97           Dec-97            Jan-98          Feb-98
Beginning Pool Balance     $279,497,851.07  $270,169,037.72   $254,984,770.87  $245,988,899.09  $232,737,029.86  $222,045,543.52

A)   Loss Trigger:
Principal of Contracts
  Charged Off                  $651,062.78      $341,088.81       $311,380.44      $304,829.40      $454,573.67      $345,256.84
Recoveries                     $473,254.71    $1,181,249.07       $206,762.10      $413,465.80      $254,536.38      $437,872.30

Loss Trigger - Reserve Account Balance                                    Loss Trigger - Certificate Lockout Event
     Total Charged Off (Months 5, 4, 3)         $957,298.65                Total Charged off (Months 1 - 6)        $2,408,191.94
     Total Recoveries (Months 3, 2, 1)        $1,105,874.48                Total Recoveries (Months 1 - 6)         $2,967,140.36
     Net Loss / (Recoveries) for 3 Mos         ($148,575.83)(a)            Net Loss/(Recoveries) for 6 Mos.         ($558,948.42)(c)

     Total Balance (Months 5, 4, 3)         $771,142,707.68 (b)            Total Balance (Months 1 - 6)        $1,505,423,132.13(d)

     Loss Ratio Annualized  [(a/b) * (12)]          -0.2312%               Loss Ratio Annualized [(c/d) (12)]            -0.4455%

     Trigger:  Is Ratio > 1.5%                           No                Trigger:  Is Ratio > 6.0%                          No

                                                                                   Dec-97            Jan-98          Feb-98
B)   Delinquency Trigger:                                                        $3,441,223.14    $2,314,213.08    $1,753,541.88
     Balance delinquency 60+ days                                                     1.39893%         0.99435%         0.78972%
     As % of Beginning Pool Balance                                                   1.28848%         1.34129%         1.06100%
     Three Month Average

Trigger:  Is Average > 2.0%                              No

C)   Noteholders Percent Trigger:                    2.2918%
     Ending Reserve Account Balance
     not less than 1% of Initial Aggregate
     Receivables Balance

Trigger:  Is Minimum < 1.0%                              No

Navistar Financial Corporation


by:  /s/ R. W. Cain
         R. W. Cain
         Vice President and Treasurer